Exhibit 1(i)
ARTICLES SUPPLEMENTARY
OF
KINETICS MUTUAL FUNDS, INC.

KINETICS MUTUAL FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland and registered as an open-end investment company under the Investment Company Act of 1940, as amended (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:   Pursuant to Section 2-208 of the Maryland General Corporation Law and under the authority of the Board of Directors contained in the Charter of the Corporation, the Board of Directors of the Corporation has classified eighty million (80,000,000) shares of the Corporation’s authorized shares of Common Stock, of the par value of $.001 per share, pursuant to the following resolutions adopted at a regular meeting of the Board of Directors of the Corporation held on June 9, 2017:

RESOLVED, that pursuant to Article SIXTH of the Corporation’s Articles of Amendment and Restatement, eighty million (80,000,000) unclassified and unissued shares of the Corporation’s authorized Common Stock are hereby classified as follows:

Classification	Number of Shares Authorized

The Kinetics Spin-off and Corporate Restructuring Fund Series:
No Load Class	20,000,000
Advisor Class A	20,000,000
Advisor Class C	20,000,000
Institutional Class	20,000,000 80,000,000

FURTHER RESOLVED, that each share of Common Stock of The Kinetics Spin-off and Corporate Restructuring Fund Series shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Section (6) of Article SIXTH of the Articles of Amendment and Restatement with respect to Series of Common Stock and as otherwise set forth in the Articles of Amendment and Restatement with respect to Common Stock of the Corporation generally;

FURTHER RESOLVED, that each No Load Class share, Advisor Class A share, Advisor Class C share and Institutional Class share of Common Stock of The Kinetics Spin-off and Corporate Restructuring Fund Series (each, a “Class”) shall have the identical preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other share of Common Stock of such Series, provided that:

a.
Such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption may differ among the Classes of such Series as set forth in Section (8) of Article SIXTH of the Corporation’s Articles of Amendment and Restatement;

b.
To the full extent permitted by applicable law, the Corporation may, without the vote of the shares of any class of capital stock of the Corporation then outstanding and if so determined by the Board of Directors:

1.
sell and convey the assets belonging to a Class to another trust or corporation that is a management investment company (as defined in the Investment Company Act of 1940, as amended) and is organized under the laws of any state of the United States for consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to such Class and which may include securities issued by such trust or corporation.  Following such sale and conveyance, and after making provision for the payment of any liabilities belonging to such Class that are not assumed by the purchaser of the assets belonging to such Class, the Corporation may, at its option, redeem all outstanding shares of such Class at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors.  Notwithstanding any other provision of the Charter of the Corporation to the contrary, the redemption price may be paid in any combination of cash or other assets belonging to such Class, including but not limited to the distribution of the securities or other consideration received by the Corporation for the assets belonging to such Class upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and the Charter of the Corporation;

2.
sell and convert the assets belonging to a Class into money and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to such Class, the Corporation may, at its option, redeem all outstanding shares of such Class at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as

Exhibit 1(i)

may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and the Charter of the Corporation; or

3.
combine the assets belonging to a Class with the assets belonging to any one or more other classes of Common Stock of the Corporation if the Board of Directors reasonably determines that such combination will not have a material adverse effect on the stockholders of any class of Common Stock of the Corporation participating in such combination.  In connection with any such combination of assets, the shares of the Class then outstanding may, if so determined by the Board of Directors, be converted into shares of any other class or classes of Common Stock of the Corporation with respect to which conversion is permitted by applicable law, or may be redeemed, at the option of the Corporation, at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, or conversion cost, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and the Charter of the Corporation.  Notwithstanding any other provision of these Articles Supplementary or the Articles of Incorporation to the contrary, any redemption price, or part thereof, paid pursuant to this section may be paid in shares of any other existing or future class or classes of Common Stock of the Corporation; and

4.
without limiting the foregoing, at its option, redeem shares of the Classes for any other reason if the Board of Directors has determined that it is in the best interest of the Corporation to do so.  Any such redemption shall be at the net asset value of such shares of such Class being redeemed less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors and shall be made and effective upon such terms and in accordance with procedures approved by the Board of Directors at such time; and

c.
The Corporation shall, to the extent permitted by applicable law, have the right at any time at its option, to redeem the Institutional Class shares of such Series owned by any holder thereof if the value of such Institutional Class shares of such Series in the account maintained by the Corporation or its transfer agent for

Exhibit 1(i)

such holder is less than one hundred thousand dollars ($100,000.00) (or such larger or smaller amount as may be determined by the Board of Directors of the Corporation from time to time and reflected in the registration statement relating to such Institutional Class shares of such Series of the Corporation); provided, however, that each such holder shall be notified that the value of his or her account is less than one hundred thousand dollars ($100,000.00) (or such other amount) and allowed at least thirty (30) days to make additional purchases of Institutional Class shares before such redemption is processed by the Corporation.

SECOND:  These Articles Supplementary do not increase the authorized capital stock of the Corporation or the aggregate par value thereof.

IN WITNESS WHEREOF, KINETICS MUTUAL FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Vice-President and witnessed by its Secretary as of this 12th day of June, 2017.

KINETICS MUTUAL FUNDS, INC.

By: _/s/ Jay H. Kesslen ____
      Jay H. Kesslen
      Vice-President

Witness:

/s/ Murray Stahl_______
Murray Stahl
Secretary

Exhibit 1(i)
CERTIFICATE

THE UNDERSIGNED, Vice-President of KINETICS MUTUAL FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

/s/ Jay H. Kesslen_______
Dated: June 12, 2017                                                                           Jay H. Kesslen
Vice-President